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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF GREENBERG TRAURIG, P.A.]

                                  April 6, 2001

Pediatrix Medical Group, Inc.
1301 Concord Terrace
Sunrise, Florida 33323-2825

Ladies and Gentlemen:

         Our legal opinion has been requested by Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to the issuance and registration by the Company of approximately 9,306,989 shares of the Company's common stock, par value $.01 per share, including share purchase rights attached thereto (the "Shares"). The Shares are to be issued as contemplated by the Agreement and Plan of Merger dated as of February 14, 2001 (the "Merger Agreement"), among the Company, Infant Acquisition Corp., a wholly-owned subsidiary of the Company and a Delaware corporation ("Sub"), and Magella Healthcare Corporation, a Delaware corporation ("Magella"). The Merger Agreement provides for the merger of Sub with and into Magella, with Magella surviving the Merger as a wholly owned subsidiary of the Company.

         In connection with the preparation of this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): (i) the Company's Amended and Restated Articles of Incorporation, as amended, as filed with the Secretary of State of the State of Florida; (ii) the Company's Amended and Restated Bylaws, as amended; (iii) resolutions adopted by the Company's Board of Directors relating to the transactions contemplated by the Merger Agreement; (iv) the Registration Statement; and (v) such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon representations and warranties of the Company.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares being issued by the Company as contemplated by the Merger Agreement have been duly authorized and, when issued as contemplated by the terms of the Merger Agreement, will be legally issued, fully paid and nonassessable.


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         This opinion is limited in all respects to the federal laws of the
United States and the Florida Business Corporation Act, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                            Very truly yours,

                                            GREENBERG TRAURIG, P.A.